Exhibit 10.18

SHARE SUBSCRIPTION AGREEMENT

DATED 10 December, 2025

This **Share Subscription Agreement** (this "**Agreement**") is made as of 10 December, 2025

BETWEEN:

(1) SMART MINDS HOLDINGS LIMITED, a company incorporated in Hong Kong with its registered office at Unit B5, 10/F., NCB Innovation Centre, No. 888 Lai Chi Kok Road, Cheung Sha Wan, Kowloon, Hong Kong (the **"Company"**); and

(2) SMART KREATE GROUP LIMITED, a company incorporated in the British Virgin Islands with its registered address at Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, British Virgin Islands VG1110 (the **"Investor"**);

Each of the Company and the Investor is a "**Party**", and together the "**Parties**".

RECITALS

WHEREAS, the Company desires to issue and allot certain ordinary shares to the Investor, and the Investor wishes to subscribe for such shares in the Company pursuant to the terms and conditions of this Agreement;

WHEREAS, the Parties acknowledge that the completion of the subscription and allotment of the shares shall take place following satisfaction of the relevant conditions and approvals in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

1. SALE AND ISSUANCE OF SHARES

1.1. Subscription

The Investor agrees to subscribe for, and the Company agrees to issue and allot, 774,988 ordinary shares (the "**Subscribed Shares**") in the Company at a subscription price of US$0.1158 per share, for an aggregate subscription amount of US$89,744 (equivalent to HK$700,000) (the "**Subscription Price**").

1.2. Additional Subscriptions

The Investor may, from time to time, make additional subscriptions for shares in the Company pursuant to one or more **Supplementary Share Subscription Agreements** (each, a "**Supplementary Agreement**") referencing this Agreement.

Each Supplementary Agreement shall specify the number of shares, subscription price, payment terms, and closing arrangements for such additional subscription. Unless expressly stated otherwise, each Supplementary Agreement shall be deemed incorporated into and governed by this Agreement.

1.3. Closing

The consummation of each subscription (the "Closing") shall take place remotely via the exchange of documents and signatures on a date to be mutually agreed by the Parties following satisfaction of all conditions set out in Clause 2. The Company shall notify the Investor in writing once the necessary corporate approvals have been obtained and the Closing Date has been fixed.

1.4. Delivery

After Closing, the Company shall cause its register of members to be updated to reflect the Subscribed Shares and shall deliver an electronic copy of such updated register and a share certificate to the Investor.

1.5. Payment Account

Subscription payments shall be made by telegraphic transfer to the Company's designated bank account, the details of which shall be notified in writing by the Company to the Investor prior to each Closing.

2. CONDITIONS PRECEDENT

The obligations of the Investor to subscribe for, and of the Company to issue and allot, the Subscribed Shares are subject to:

(a) the Company having obtained all necessary board and (if required) shareholder approvals;

(b) compliance with all applicable provisions of the Companies Ordinance (Cap. 622); and

(c) the representations and warranties of both Parties being true and correct as of the Closing Date.

3. REPRESENTATIONS AND WARRANTIES

3.1. By the Company

The Company represents and warrants that:

- it is duly incorporated, validly existing and in good standing under the laws of Hong Kong;
- it has full corporate power and authority to enter into and perform this Agreement; and
- upon Closing, the Subscribed Shares will be validly issued, fully paid and non-assessable.

3.2. By the Investor

The Investor represents and warrants that:

- it has the legal capacity and authority to enter into this Agreement;
- it is subscribing for the Subscribed Shares for its own account for investment purposes only; and
- it has the financial capability to fulfil its obligations under this Agreement.

4. CONFIDENTIALITY

The terms of this Agreement and any Supplementary Agreement are confidential and shall not be disclosed except as required by law or agreed in writing by both Parties.

5. GOVERNING LAW AND DISPUTE RESOLUTION

5.1. Governing Law

This Agreement and each Supplementary Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

5.2. Dispute Resolution

Any dispute arising out of or in connection with this Agreement shall be submitted to arbitration in Hong Kong under the **Hong Kong International Arbitration Centre (HKIAC)** rules by one (1) arbitrator. The language of arbitration shall be English.

6. MISCELLANEOUS

6.1. Notices

All notices shall be in writing and delivered by hand, courier or email to each Party at its registered address as stated in this Agreement (or such other address as may be notified in writing from time to time).

6.2. Amendments

This Agreement may only be amended or modified by written agreement signed by both Parties.

6.3. Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7. ENTIRE AGREEMENT

This Agreement (together with all executed Supplementary Agreements) constitutes the full and entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior discussions or understandings.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

For and on behalf of

SMART MINDS HOLDINGS LIMITED

By: /s/ Chan Carl
Name: Chan Carl
Title: Director

Witness

By: ______________________________
Name:
Title:

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:

For and on behalf of

SMART KREATE GROUP LIMITED

By: /s/ Chiu Ka Ki ________________
Name: Chiu Ka Ki
Title: Director

Witness

By: ________________________________
Name:
Title:

SCHEDULE 1

DEFINITIONS

In this Agreement, unless the context otherwise requires:

1. "Agreement" means this Share Subscription Agreement, including any Supplementary Agreements made pursuant hereto.
2. "Business Day" means any day other than a Saturday, Sunday or public holiday on which licensed banks are open for business in Hong Kong.
3. "Closing" means completion of the subscription and issue of the Subscribed Shares as contemplated in this Agreement or a Supplementary Agreement.
4. "Closing Date" means the date to be mutually agreed by the Parties following satisfaction of the conditions precedent set out in Clause 2.
5. "Company" means Smart Minds Holdings Limited.
6. "Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China.
7. "Investor" means Smart Kreate Group Limited.
8. "Ordinary Shares" means ordinary shares in the capital of the Company.
9. "Subscription Price" means the price per share payable by the Investor for the Subscribed Shares.
10. "Subscribed Shares" means the shares to be issued to the Investor under this Agreement or any Supplementary Agreement.
11. "Supplementary Agreement" means a supplementary share subscription agreement entered into pursuant to Clause 1.2 of this Agreement.